POWER OF ATTORNEY
BE IT KNOWN TO ALL BY THESE PRESENTS:
      WHEREAS, the undersigned is and may be from time to time hereafter an officer or director of SupportSoft, Inc. (the Company), and as such may be required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder to execute and file Forms 3, 4 and 5 (collectively the Forms) with the Securities and Exchange
Commission (the Commission) and any stock exchange or similar authority on which any of the securities of the Company is registered;
      NOW, THEREFORE, the undersigned hereby constitutes and appoints Erika Varga
McEnroe his or her attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company the Forms; (2) do and perform any and all acts which may be necessary, appropriate or convenient to complete and execute such Forms and timely file such Forms with the Commission and any stock exchange or similar authority on which any of the securities of the Company is registered; and (3) take all such action in connection with the foregoing which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each of said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the exercise of any of the above rights and powers granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying, confirming and approving all that each of such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in writing and delivered to the above attorneys-in-fact and the Company.
      IN WITNESS WHEREOF, the undersigned has hereunto set his name this 25TH day of
February, 2003.
                                              Kevin C. Eichler
      /S/ Kevin C. Eichler

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